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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Option Plan and the 1992 Non-Employee Directors' Stock Option Plan of Isis Pharmaceuticals, Inc. for the registration of 2,200,000 shares and 100,000 shares, respectively, of our report dated January 26, 1996, with respect to the financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP
                                                 ----------------------------
                                                     Ernst & Young LLP



San Diego, California
June 6, 1996